Exhibit 99.1

For immediate release
Beyond Meat® Reports Fourth Quarter and Full Year 2020 Financial Results
Strong Retail Channel Net Revenues up 85% Year-Over-Year, Offset by Continued
Impact of COVID-19 on Foodservice Channel Net Revenues, down 54% Year-Over-Year

EL SEGUNDO, Calif.— February 25, 2020 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its fourth quarter and full year ended December 31, 2020.
Fourth Quarter 2020 Financial Highlights1
•Net revenues were $101.9 million, an increase of 3.5% year-over-year.
•Gross profit was $25.4 million, or gross margin of 24.9% of net revenues; Adjusted gross profit was $29.1 million, or Adjusted gross margin of 28.5% of net revenues, reflecting exclusion of expenses attributable to COVID-19.
•Net loss was $25.1 million, or $0.40 per common share; Adjusted net loss was $21.4 million, or $0.34 per common share, reflecting exclusion of expenses attributable to COVID-19.
•Adjusted EBITDA was a loss of $9.5 million, or -9.3% of net revenues.
Full Year 2020 Financial Highlights1
•Net revenues were $406.8 million, an increase of 36.6% year-over-year.
•Gross profit was $122.3 million, or gross margin of 30.1% of net revenues; Adjusted gross profit was $133.7 million, or Adjusted gross margin of 32.9% of net revenues, reflecting exclusion of expenses attributable to COVID-19.
•Net loss was $52.8 million, or $0.85 per common share; Adjusted net loss was $37.1 million, or $0.60 per common share, reflecting exclusion of expenses attributable to COVID-19.
•Adjusted EBITDA was $11.8 million, or 2.9% of net revenues.
Beyond Meat President and CEO Ethan Brown commented, "I am proud of our 2020 achievements in light of the significant challenges we faced, primarily in our foodservice channel, as a result of the COVID-19 pandemic. For the full year, we grew total net revenues 37%, with sales to retail customers more than doubling versus the prior year."
1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

Brown added, "Although weakened foodservice demand resulting from the global pandemic has impacted our near-term profitability, we continue to press forward with strategic investments in service of our future growth, including the build out of our production facilities in China and Europe, bolstering our research and development capabilities, amplifying our marketing voice, upgrading our IT infrastructure, and, importantly, continuing to build out talented teams across the globe to bring our ambitious goals to fruition. Given our view that we are at a pivotal juncture, where we have an opportunity to transition from niche market to mainstream stature with bold, strategic actions, we will continue to invest aggressively in 2021 to accelerate our path towards this objective. I truly believe that plant-based meat has reached a tipping point in terms of its cultural relevance and, critically, the fundamentals underpinning Beyond Meat's long-term prospects remain robust, with important brand metrics such as household penetration, buyer rates, purchase frequency and repeat rates all registering another quarter of uninterrupted growth. My optimism about Beyond Meat's future therefore remains as solid as ever. As we stay true to our guiding principle of providing consumers with great-tasting plant-based meats, made without the use of GMOs, bioengineered ingredients, hormones, antibiotics or cholesterol, we believe we are on a path to building an enduring global protein company that advances a more sustainable meat supply chain, consumer health and the health of our planet."

Fourth Quarter 2020
Net revenues increased 3.5% to $101.9 million in the fourth quarter of 2020, compared to $98.5 million in the prior year period. Growth in net revenues was primarily due to increased retail channel sales, largely offset by a decline in foodservice channel sales due to the continued impact of COVID-19 on foodservice demand levels. Growth in volume sold during the fourth quarter of 2020 was partially offset by lower net price per pound driven by the Company’s strategic investments in promotional activity, and product mix shifts as larger-pack items carrying a lower net price per unit volume accounted for a greater proportion of the Company's retail net revenues compared to the prior year period.

Net revenues by channel:

	(Unaudited)
	Three Months Ended December 31,		Change
(in thousands)	2020	2019	Amount	%
U.S.:
Retail	$62,092	$35,221	$26,871	76.3%
Foodservice	15,321	26,675	(11,354)	(42.6)%
U.S. net revenues	77,413	61,896	15,517	25.1%
International:
Retail	$12,973	$5,424	$7,549	139.2%
Foodservice	11,551	31,159	(19,608)	(62.9)%
International net revenues	24,524	36,583	(12,059)	(33.0)%
Net revenues	$101,937	$98,479	$3,458	3.5%

	(Unaudited)
	Year Ended December 31,		Change
(in thousands)	2020	2019	Amount	%
U.S.:
Retail	$264,111	$129,383	$134,728	104.1%
Foodservice	60,763	70,372	(9,609)	(13.7)%
U.S. net revenues	324,874	199,755	125,119	62.6%
International:
Retail	$36,472	$15,426	$21,046	136.4%
Foodservice	45,439	82,716	(37,277)	(45.1)%
International net revenues	81,911	98,142	(16,231)	(16.5)%
Net revenues	$406,785	$297,897	$108,888	36.6%

Gross profit was $25.4 million, or gross margin of 24.9% of net revenues, in the fourth quarter of 2020, compared to $33.5 million, or gross margin of 34.0% of net revenues, in the prior year period. Adjusted gross profit, which excludes $3.7 million of expenses attributable to COVID-19, was $29.1 million, or Adjusted gross margin of 28.5% of net revenues, in the fourth quarter of 2020, compared to Adjusted gross profit of $33.5 million, or Adjusted gross margin of 34.0% of net revenues, in the prior year period. The decrease in Adjusted gross profit and Adjusted gross margin was primarily due to lower absorption of fixed overhead production costs. Specifically, recent curtailments of production volumes, mainly in the third quarter of 2020, resulted in the capitalization of higher fixed cost inventory in the third quarter, which was subsequently recognized as higher per unit cost of goods sold in the fourth quarter of 2020 as the Company sold off inventory on hand. In addition, to a lesser extent, Adjusted gross profit and Adjusted gross margin also decreased due to lower net price realization resulting from higher trade discounts as compared to the fourth quarter of 2019, and product mix shifts. The $3.7 million in expenses attributable to COVID-19 in the fourth quarter of 2020 were driven by incremental inventory write-offs and reserves associated with foodservice products determined to be unsalable.
Loss from operations in the fourth quarter of 2020 was $24.5 million compared to loss from operations of $0.9 million in the prior year period. The increase in loss from operations was primarily driven by the decline in gross profit, combined with higher operating expenses primarily due to the Company’s increased headcount to support long-term growth, investment in international expansion efforts, specifically in Europe and China, higher production trial costs, investments in IT infrastructure, and continued investments in marketing and research and development.
Net loss was $25.1 million in the fourth quarter of 2020 compared to net loss of $0.5 million in the prior year period. Net loss per common share was $0.40 in the fourth quarter of 2020 compared to net loss per common share of $0.01 in the prior year period. In the fourth quarter of 2020, net loss included $3.7 million in expenses attributable to COVID-19, specifically related to inventory write-offs and reserves of certain foodservice products. Excluding these costs, Adjusted net loss was $21.4 million in the fourth quarter of 2020, or $0.34 per common share, compared to Adjusted net loss of $0.5 million, or $0.01 per common share, in the prior year period.
Adjusted EBITDA was a loss of $9.5 million, or -9.3% of net revenues, in the fourth quarter of 2020 compared to Adjusted EBITDA of $9.5 million, or 9.7% of net revenues, in the prior year period.
Chief Financial Officer and Treasurer, Mark Nelson commented, “We emerged from a challenging year on firm footing and stand ready to capitalize on several opportunities ahead of us. We believe our resolve to proceed with significant investments in our key strategic initiatives reinforces our long-term position, putting in place the necessary capabilities and infrastructure to support the long-term growth potential underpinned by our strengthening business fundamentals.”
Balance Sheet and Cash Flow Highlights
The Company’s cash and cash equivalents balance was $159.1 million as of December 31, 2020 and total outstanding debt was $25.0 million. Net cash used in operating activities was $40.0 million for the twelve months ended December 31, 2020, compared to $47.0 million for the prior year. Capital expenditures totaled $57.7 million for the twelve months ended December 31, 2020 compared to $23.8 million for the prior year. The increase in capital expenditures was primarily driven by the Company’s continued investments in production equipment and facilities related to capacity expansion initiatives. Separately, for the twelve months ended December 31, 2020, cash flows used in investing activities also included $15.5 million of payments for asset acquisitions, specifically related to the Company's purchase of a former co-manufacturing facility in Pennsylvania.
Update on COVID-19 and 2021 Outlook

Due to the COVID-19 pandemic, the Company continues to experience significantly reduced demand in its foodservice channel as decreased foot traffic, streamlined menu offerings and restrictions on foodservice locations’ operating capacity have resulted in closures or meaningfully curtailed operations of many of its foodservice customers. At the same time, the surge in demand from retail customers that characterized the early stages of the pandemic as consumers abruptly shifted towards more at-home consumption has moderated. Given that the ongoing evolution of consumer demand patterns across retail and foodservice channels has significantly increased the difficulty in forecasting the Company's customer demand levels, management will not be providing 2021 guidance until further notice.
Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results with additional comments and details today at 5:00 p.m. Eastern, 2:00 p.m. Pacific. Investors interested in participating in the live call can dial 270-215-9602. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.beyondmeat.com and later archived.
About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND) is one of the fastest growing food companies in the United States, offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, bioengineered ingredients, hormones, antibiotics, or cholesterol. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand commitment, Eat What You Love™, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based meat, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. As of December 31, 2020, Beyond Meat had products available at approximately 122,000 retail and foodservice outlets in over 80 countries worldwide. Visit www.BeyondMeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter and @BeyondMeatOfficial on TikTok.
Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to the COVID-19 pandemic, including the ultimate duration, magnitude and effects of the pandemic and, in particular, the impact to the foodservice channel, growth trends, our international expansion plans, market share, new and existing customers and expense trends, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreak (such as COVID-19), including on our ability to expand in new geographic markets or the timing of such expansion efforts; the impact of adverse and uncertain economic and political conditions in the U.S. and international markets; the volatility of capital markets and other macroeconomic factors; estimates of our expenses, future revenues, capital requirements and our needs for additional financing; our ability to effectively manage our growth; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; the success of operations conducted by joint ventures; the effects of increased competition from our market competitors and new market entrants; changes in the retail landscape, including the timing and level of trade and promotion discounts, our ability to grow market share and increase household penetration, repeat buying rates and purchase frequency, and our ability to maintain and increase sales velocity of our products; the success of distribution expansion and new product introductions in increasing revenues and market share; the timing and success of strategic partnership launches and limited time offerings resulting in permanent menu items; our estimates of the size of market opportunities; our ability to effectively expand our manufacturing and production capacity; our ability to accurately forecast demand for our products and manage our inventory; variations in product selling prices and costs, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international expansion and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, substantial investments in our manufacturing operations in China and the Netherlands, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; the success of our marketing initiatives and the ability to grow brand awareness, maintain, protect and enhance our brand, attract and retain new customers and grow our market share; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials to manufacture our products; the availability of pea protein that meets our standards; our ability to diversify the protein sources used for our products; our ability to differentiate and continuously create innovative products, respond to competitive innovation, and achieve speed-to-market; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging and other input costs; real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; our ability to accurately predict taste preferences, trends and demand and successfully innovate, introduce and commercialize new products and improve existing products, including in new geographic markets; significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation; the attraction and retention of qualified employees and key personnel and our ability to maintain our company culture as we grow; the effects of natural or man-made catastrophic events particularly involving our or any of our co-manufacturers’ manufacturing facilities or our suppliers’ facilities; the impact of marketing campaigns aimed at generating negative publicity regarding our products, brand and the plant-based industry category; the effectiveness of our internal controls; our indebtedness and ability to pay such indebtedness, as well as our ability to comply with covenants under our credit agreement; our ability to meet our obligations under our campus headquarters lease, the timing of occupancy and completion of the build-out of our space, cost overruns and the impact of COVID-19 on our space demands; changes in laws and government regulation affecting our business, including Food and Drug Administration and Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling or naming of our products, or our brand name or logo; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers and foodservice customers, and their future decisions regarding their relationships with us; the ability of our suppliers and co-manufacturers to comply with food safety, environmental or other laws and regulations; seasonality; the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness; economic conditions and the impact on consumer spending; outcomes of legal or administrative proceedings, or new legal or administrative proceedings filed against us; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology and intellectual property adequately; the impact of tariffs and trade wars; foreign exchange rate fluctuations; and the risks discussed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2020 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-

looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Non-GAAP Financial Measures
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted gross profit, Adjusted gross margin, Adjusted net (loss) income, Adjusted net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.
Availability of Information on Beyond Meat’s Website and Social Media Channels
Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter, and @BeyondMeatOfficial on TikTok). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Request Email Alerts" in the "Investors" section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.
Contacts
Media:
Shira Zackai
917-715-8522
szackai@beyondmeat.com

Investors:
Fitzhugh Taylor and Raphael Gross
beyondmeat@icrinc.com

BEYOND MEAT, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenues	$101,937	$98,479	$406,785	$297,897
Cost of goods sold	76,532	65,018	284,510	198,141
Gross profit	25,405	33,461	122,275	99,756
Research and development expenses	11,047	5,989	31,535	20,650
Selling, general and administrative expenses	38,488	27,090	133,655	74,726
Restructuring expenses	402	1,309	6,430	4,869
Total operating expenses	49,937	34,388	171,620	100,245
Loss from operations	(24,532)	(927)	(49,345)	(489)
Other expense, net:
Interest expense	(613)	(742)	(2,576)	(3,071)
Remeasurement of warrant liability	—	—	—	(12,503)
Other, net	70	1,205	(759)	3,629
Total other (expense) income, net	(543)	463	(3,335)	(11,945)
Loss before taxes	(25,075)	(464)	(52,680)	(12,434)
Income tax expense (benefit)	2	(12)	72	9
Net loss	$(25,077)	$(452)	$(52,752)	$(12,443)
Net loss per share available to common stockholders—basic and diluted	$(0.40)	$(0.01)	$(0.85)	$(0.29)
Weighted average common shares outstanding—basic and diluted	62,723,875	61,229,539	62,290,445	42,274,777

BEYOND MEAT, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$159,127	$275,988
Accounts receivable	35,975	40,080
Inventory	121,717	81,596
Prepaid expenses and other current assets	15,407	5,930
Total current assets	332,226	403,594
Property, plant, and equipment, net	115,299	47,474
Operating lease right-of-use assets	14,570	—
Other non-current assets, net	5,911	855
Total assets	$468,006	$451,923
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$53,071	$26,923
Wages payable	2,843	1,768
Accrued bonus	57	4,129
Current portion of operating lease liabilities	3,095	—
Accrued expenses and other current liabilities	4,830	3,805
Short-term borrowings under revolving credit facility	25,000	—
Short-term borrowings under revolving credit line and bank term loan	—	11,000
Short-term finance lease liabilities	71	72
Total current liabilities	$88,967	$47,697
Long-term liabilities:
Long-term portion of bank term loan, net	$—	$14,637
Equipment loan, net	—	4,932
Operating lease liabilities, net of current portion	11,793	—
Finance lease obligations and other long term liabilities	149	567
Total long-term liabilities	$11,942	$20,136
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized at December 31, 2020 and 2019; 62,820,351 and 61,576,494 shares issued and outstanding at December 31, 2020 and 2019, respectively	6	6
Additional paid-in capital	560,210	526,199
Accumulated deficit	(194,867)	(142,115)
Accumulated other comprehensive income	1,748	—
Total stockholders’ equity	$367,097	$384,090
Total liabilities and stockholders’ equity	$468,006	$451,923

BEYOND MEAT, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(52,752)	$(12,443)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,299	8,106
Non-cash lease expense	2,341	—
Share-based compensation expense	27,279	12,807
Loss on sale of fixed assets	222	93
Amortization of debt issuance costs	256	181
Loss on extinguishment of debt	1,538	—
Change in preferred and common stock warrant liabilities	—	12,503
Net change in operating assets and liabilities:
Accounts receivable	4,516	(27,454)
Inventories	(38,863)	(51,339)
Prepaid expenses and other assets	(9,699)	(2,362)
Accounts payable	16,027	10,149
Accrued expenses and other current liabilities	(1,965)	2,743
Operating lease liabilities	(2,194)	—
Long-term liabilities	—	21
Net cash used in operating activities	$(39,995)	$(46,995)
Cash flows used in investing activities:
Purchases of property, plant and equipment	$(57,696)	$(23,795)
Asset acquisition	(15,482)	—
Purchases of property, plant and equipment held for sale	(2,288)	(2,123)
Proceeds from sale of assets held for sale	599	299
Payment of security deposits	(33)	(545)
Net cash used in investing activities	$(74,900)	$(26,164)
Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to the initial public offering, net of issuance costs	$—	$254,868
Proceeds from issuance of common stock pursuant to the secondary public offering, net of issuance costs	—	37,394
Proceeds from revolving credit facility	50,000	—
Debt issuance costs	(1,224)	—
Debt extinguishment costs	(1,200)	—
Repayments on revolving credit facility	(25,000)	—
Repayments on revolving credit line	(6,000)	—
Repayment on term loan	(20,000)	—
(continued on next page)

BEYOND MEAT, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended December 31,
	2020	2019

Repayment of equipment loan	(5,000)	—
Principal payments under finance lease obligations	(70)	(55)
Proceeds from exercise of stock options	9,007	2,669
Payments of minimum withholding taxes on net share settlement of equity awards	(2,275)	—
Net cash (used in) provided by financing activities	$(1,762)	$294,876
Net (decrease) increase in cash and cash equivalents	$(116,657)	$221,717
Cash and cash equivalents at the beginning of the period	275,988	54,271
Effect of exchange rate changes on cash	(204)	—
Cash and cash equivalents at the end of the period	$159,127	$275,988

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$2,564	$3,019
Taxes	$18	$9
Non-cash investing and financing activities:
Capital lease obligations for the purchase of property, plant and equipment	$—	$225
Non-cash additions to property, plant and equipment	$10,719	$1,418
Operating lease right-of-use assets obtained in exchange for lease liabilities	$4,706	$—
Note receivable from sale of assets held for sale	$4,558	$—
Reclassification of warrant liability to additional paid-in capital in connection with the initial public offering	$—	$14,421
Conversion of convertible preferred stock to common stock upon initial public offering	$—	$199,540

Non-GAAP Financial Measures

Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in our industry as a measure of our operational performance. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

Adjusted gross profit and Adjusted gross margin
Adjusted gross profit is defined as net revenues less cost of goods sold adjusted to exclude, when applicable, costs attributable to COVID-19 which are not considered to be part of the Company’s normal business activities. Adjusted gross margin is defined as Adjusted gross profit divided by net revenues.
Adjusted gross profit and Adjusted gross margin are presented to provide additional perspective on underlying trends in the Company’s gross profit and gross margin, which we believe is useful supplemental information for investors to be able to gauge and compare the Company’s current business performance from one period to another.

Adjusted net (loss) income and Adjusted net (loss) income per diluted common share
Adjusted net (loss) income is defined as net (loss) income adjusted to exclude, when applicable, costs attributable to COVID-19, as well as other special items, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.
Adjusted net (loss) income per diluted common share is defined as Adjusted net (loss) income divided by the number of diluted common shares outstanding.
We consider Adjusted net (loss) income and Adjusted net (loss) income per diluted common share to be indicators of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations. Adjusted net (loss) income per diluted common share is a performance measure and should not be used as a measure of liquidity.

Adjusted EBITDA and Adjusted EBITDA as a % of net revenues
Adjusted EBITDA is defined as net (loss) income adjusted to exclude, when applicable, income tax expense (benefit), interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, expenses attributable to COVID-19, remeasurement of our warrant liability, and Other, net, including investment income, loss on extinguishment of debt and foreign currency transaction gains and losses. Adjusted EBITDA as a % of net revenues is defined as Adjusted EBITDA divided by net revenues.

Limitations related to the use of non-GAAP financial measures
There are a number of limitations related to the use of Adjusted gross profit, Adjusted gross margin, Adjusted net (loss) income, Adjusted net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues rather than their most directly comparable GAAP measures. Some of these limitations are:
•Adjusted gross profit and Adjusted gross margin exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted net (loss) income and Adjusted net (loss) income per diluted common share exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;
•Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;
•Adjusted EBITDA does not reflect expenses attributable to COVID-19 that reduce cash available to us;
•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;

•Adjusted EBITDA does not reflect Other, net, including investment income, loss on extinguishment of debt and foreign currency transaction gains and losses, that may increase or decrease cash available to us; and
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
The following tables present the reconciliation of Adjusted gross profit and Adjusted gross margin to their most comparable GAAP measures, gross profit and gross margin, respectively, as reported (unaudited):

	Three Months Ended		Year Ended
(in thousands)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Gross profit, as reported	$25,405	$33,461	$122,275	$99,756
Repacking costs attributable to COVID-19	—	—	6,572	—
Inventory write-offs and reserves attributable to COVID-19	3,719	—	4,823	—
Adjusted gross profit	$29,124	$33,461	$133,670	$99,756

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Gross margin, as reported	24.9%	34.0%	30.1%	33.5%
Repacking costs attributable to COVID-19, as a percentage of net revenues	—%	—%	1.6%	—%
Inventory write-offs and reserves attributable to COVID-19, as a percentage of net revenues	3.6%	—%	1.2%	—%
Adjusted gross margin	28.5%	34.0%	32.9%	33.5%

The following tables present the reconciliation of Adjusted net (loss) income and Adjusted net (loss) income per diluted common share to their most comparable GAAP measures, net loss and net loss per share available to common stockholders—diluted, respectively, as reported (unaudited):

	Three Months Ended		Year Ended
(in thousands)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net loss, as reported	$(25,077)	$(452)	$(52,752)	$(12,443)
Repacking costs attributable to COVID-19	—	—	6,572	—
Inventory write-offs and reserves attributable to COVID-19	3,719	—	4,823	—
Product donations attributable to COVID-19 relief efforts	—	—	2,742	—
Remeasurement of warrant liability	—	—	—	12,503
Loss on extinguishment of debt	—	—	1,538	—
Adjusted net (loss) income	$(21,358)	$(452)	$(37,077)	$60

	Three Months Ended		Year Ended
(in thousands, except share and per share amounts)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Numerator:
Net loss, as reported	$(25,077)	$(452)	$(52,752)	$(12,443)
Aggregate non-GAAP adjustments as listed above	3,719	—	15,675	12,503
Adjusted net (loss) income used in computing basic and diluted Adjusted net (loss) income per diluted common share	$(21,358)	$(452)	$(37,077)	$60

Denominator:
Weighted average shares used in computing Adjusted net (loss) income per common share, basic	62,723,875	61,229,539	62,290,445	42,274,777
Dilutive effect of shares issuable under options and RSUs	—	—	—	5,110,713
Weighted average shares used in computing Adjusted net (loss) income per common share, diluted	62,723,875	61,229,539	62,290,445	47,385,490
Adjusted net (loss) income per diluted common share	$(0.34)	$(0.01)	$(0.60)	$—

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net loss per share available to common stockholders—diluted, as reported	$(0.40)	$(0.01)	$(0.85)	$(0.29)
Repacking costs attributable to COVID-19	—	—	0.11	—
Inventory write-offs and reserves attributable to COVID-19	0.06	—	0.08	—
Product donations attributable to COVID-19 relief efforts	—	—	0.04	—
Remeasurement of warrant liability	—	—	—	0.29
Loss on extinguishment of debt	—	—	0.02	—
Adjusted net (loss) income per diluted common share	$(0.34)	$(0.01)	$(0.60)	$—

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended		Year Ended
(in thousands)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net loss, as reported	$(25,077)	$(452)	$(52,752)	$(12,443)
Income tax expense (benefit)	2	(12)	72	9
Interest expense	613	742	2,576	3,071
Depreciation and amortization expense	4,023	2,126	13,299	8,106
Restructuring expenses(1)	402	1,309	6,430	4,869
Share-based compensation expense	6,902	7,000	27,279	12,807
Expenses attributable to COVID-19(2)	3,719	—	14,137	—
Remeasurement of warrant liability	—	—	—	12,503
Other, net(3)	(70)	(1,205)	759	(3,629)
Adjusted EBITDA	$(9,486)	$9,508	$11,800	$25,293
Net loss as a % of net revenues	(24.6)%	(0.5)%	(13.0)%	(4.2)%
Adjusted EBITDA as a % of net revenues	(9.3)%	9.7%	2.9%	8.5%
____________

(1)	Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017.
(2)
Comprised of $3.7 million in costs attributable to COVID-19, stemming from inventory write-offs and reserves associated with foodservice products determined to be unsalable in the three months ended December 31, 2020, and $14.1 million in costs attributable to COVID-19 consisting of $6.6 million in product repacking costs, $4.8 million in inventory write-offs and reserves associated with foodservice products determined to be unsalable, and $2.7 million in product donation costs related to our COVID-19 relief efforts in the twelve months ended December 31, 2020. Expenses attributable to COVID-19 in the twelve months ended December 31, 2020 include $1.2 million in product donation costs related to the Company's COVID-19 relief efforts in the first quarter of 2020, which were not previously included in the Company's Adjusted EBITDA calculation for the three months ended March 28, 2020 as these were deemed immaterial to its first quarter 2020 financial results. Given the significant increase in COVID-19-related expenses in the subsequent quarters of 2020, and to facilitate better comparison from period to period, management determined that it was appropriate to recast its previous first quarter 2020 Adjusted EBITDA calculation to include these costs.

(3)	Includes $1.5 million in loss on extinguishment of debt in the year ended December 31, 2020.